Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-171996) and Form S-3 (No. 333-220491) of The First Bancshares, Inc. of our report dated February 21, 2018, with respect to the consolidated financial statements as of December 31, 2018 and 2017 of First Florida Bancorp, Inc. and Subsidiary appearing in this Current Report on Form 8-K/A.

/s/ Saltmarsh, Cleaveland & Gund, P.A.

Pensacola, Florida

January 9, 2020